Exhibit 23.5


                CONSENT OF ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

        We hereby consent to the reference to our name under the captions "Legal Matters" and "Material U.S. Federal Income Tax Consequences" in this Registration Statement of Kroll Inc. on Form S-4. This consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                      Very truly yours,


Dated: April 25, 2002                 /s/ Robins, Kaplan, Miller & Ciresi L.L.P.

                                      ROBINS, KAPLAN, MILLER & CIRESI L.L.P.